UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Radisys Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2004

To the Shareholders of RadiSys Corporation:

      The Annual Meeting of Shareholders of RadiSys Corporation, an Oregon corporation (the “Company”), will be held at the Company’s headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on May 18, 2004 at 8:30 a.m. for the following purposes:

1. To elect eight directors, each to serve until the next Annual Meeting of Shareholders or until a successor has been elected and qualified;

2. To ratify the Audit Committee’s appointment of PriceWaterhouseCoopers LLP as the Company’s independent auditors.

3. To vote on a proposal to amend the Company’s 1996 Employee Stock Purchase Plan to add an additional 700,000 shares that may be issued under this plan; and

4. To transact any other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 22, 2004 are entitled to notice of and to vote at the meeting or any adjournments thereof.

      Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

      A list of shareholders will be available for inspection by the shareholders commencing April 6, 2004 at the corporate headquarters of the Company, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

By Order of the Board of Directors,

Julia A. Harper
Corporate Secretary

April 6, 2004

Hillsboro, Oregon

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

RADISYS CORPORATION
PROPOSAL 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS
COMPENSATION AND DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL 3: TO VOTE ON A PROPOSAL TO AMEND THE COMPANY’S 1996 EMPLOYEE STOCK PURCHASE PLAN TO ADD AN ADDITIONAL 700,000 SHARES THAT MAY BE ISSUED UNDER THIS PLAN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION AND DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF MATERIALS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
DISCRETIONARY AUTHORITY
APPENDIX A
APPENDIX B

RADISYS CORPORATION

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXY

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RadiSys Corporation, an Oregon corporation (the “Company”), to be voted at the Annual Meeting of Shareholders to be held at the Company’s headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on May 18, 2004 at 8:30 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting. All proxies in the enclosed form that are properly executed and received by the Company before or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments in accordance with the instructions on the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

      The mailing address of the principal executive offices of the Company is 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124. This Proxy Statement and the accompanying Notice of Annual Meeting and the Proxy Card are being mailed to the shareholders on or about April 6, 2004.

      The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally or by written communication, telephone, facsimile or other means. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse these parties for their reasonable and customary charges or expenses in this connection. The Company has retained Mellon Human Resources & Investor Solutions to aid in the solicitation of proxies for a fee of approximately $7,500, plus reasonable costs and expenses.

      Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee. Each other proposal requires the approval of a majority of the votes cast on the proposal, provided a quorum is present. Abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal. The proxies will be voted for or against the proposals or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for each of the proposals.

      The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is March 22, 2004. At the close of business on March 22, 2004, 18,638,678 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

      The Company will provide to any person whose proxy is solicited by this proxy statement, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. A written request should be submitted to 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Treasurer.

PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors of the Company consists of eight members. The directors are elected at the Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: C. Scott Gibson, Scott C. Grout, Ken J. Bradley, Richard J. Faubert, Dr. William W. Lattin, Kevin C. Melia, Carl W. Neun and Jean-Pierre D. Patkay. The Board has determined that each of C. Scott Gibson, Richard J. Faubert, Dr. William W. Lattin, Kevin C. Melia, Carl W. Neun and Jean-Pierre D. Patkay are “independent directors” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and, therefore, that a majority of our eight-person Board of Directors is currently independent as so defined.

      If no instructions are given, proxies will be voted for the election of the eight nominees named below. All of the nominees are now directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. If any nominee is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced before the Annual Meeting or the proxies may be voted for any other candidate or candidates that are nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

      Set forth in the table below is the name, age and position with the Company of each of the nominees for director of the Company. Additional information about each of the nominees is provided below the table and in “Security Ownership of Certain Beneficial Owners and Management.” There are no family relationships among the directors and executive officers of the Company.

Name	Age	Position with the Company

C. Scott Gibson	51	Chairman of the Board
Scott C. Grout	41	Director, President and Chief Executive Officer
Ken J. Bradley	56	Director
Richard J. Faubert	56	Director
Kevin C. Melia	56	Director
Dr. William W. Lattin	63	Director
Carl W. Neun	60	Director
Jean-Pierre D. Patkay	53	Director

      C. Scott Gibson has served as a Director since June 1993 and as Chairman of the Board since October 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Before co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. Mr. Gibson serves on the boards of several other companies, including Triquint Semiconductor, Inc., Pixelworks, Inc., NW Natural, LiveBridge, Inc., Thetus Corporation, Electroglas, Inc., Oregon Health and Science University and the Oregon Community Foundation. Mr. Gibson holds a B.S.E.E. and a M.B.A. from the University of Illinois.

      Scott C. Grout has served as the Company’s President, Chief Executive Officer and a Director since October 2002. Prior to joining us, Mr. Grout was President and Chief Executive Officer of Chorum Technologies, Inc., a privately held provider of fiber optic products based in Richardson, Texas, from May 1998 to October 2002. Prior to Chorum, Mr. Grout held various positions at Lucent Technologies, a telecommunications network vendor, including most recently as the Vice President of the Optical Networking Group and a Director of the Access and Optical Networking Group, from June 1984 to May 1998. Mr. Grout received a B.S. in Engineering from the University of Wisconsin at Madison and a M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

      Ken J. Bradley has served as a Director since October 14, 2003. Since January 2003, Mr. Bradley has been the Chief Executive Officer of CoreSim, Inc., a company specializing in advanced systems design analysis and product lifecycle management. Prior to CoreSim, Inc., Mr. Bradley was with Nortel Networks from 1972 to March 2002, most recently as Nortel’s Chief Procurement Officer. During his 30-year career at Nortel, Mr. Bradley held several national and international executive positions in supply management, operations management and technology development including Vice President, Supplier Strategy; Senior Managing Director, Guangdong Nortel Communications Joint Venture in China; and Vice President, China Joint Venture Program. Mr. Bradley also serves on the Board of Directors of SynQor, Inc. Mr. Bradley is a degreed electrical engineer and a member of the Professional Engineers of Ontario.

      Richard J. Faubert has served as a Director since June 1993. Since September 2003, Mr. Faubert has served as President, Chief Executive Officer, and Director of Amberwave Systems, Inc., a semiconductor technology company in New Hampshire. From January to September 2003, Mr. Faubert served as Executive Vice President of Novellus Systems, Inc. Chemical Mechanical Planarization Business Unit. From 1998 through 2002, Mr. Faubert was President, Chief Executive Officer and Director of SpeedFam-IPEC, Inc., a semiconductor capital equipment manufacturing company that was purchased in December 2002 by Novellus Systems Inc. From 1992 through 1998, Mr. Faubert was employed by Tektronix, a test, measurement and monitoring technology company, first as General Manager of its Instruments Business Unit and then as Vice President and General Manager of the Television and Communications Business Unit, Measurement Business Division. From 1986 through 1992, Mr. Faubert served as Vice President of Product Development of GenRad, Inc. Mr. Faubert serves on the North American Board of Semiconductor Equipment and Materials International and the Board of Electro Scientific Industries, Inc. in Portland, Oregon. Mr. Faubert holds a B.S.E.E. from Northeastern University.

      Dr. William W. Lattin has served as a Director since November 2002. Dr. Lattin retired from Synopsys, Inc., a supplier of electronic design automation software, in October 1999 where he had been an Executive Vice President since October 1994. Prior to Synopsys, Dr. Lattin served as President and Chief Executive Officer of Logic Modeling Corp. from 1986 through 1994. From 1975 to 1986, Dr. Lattin held various engineering and management positions with Intel Corporation. Dr. Lattin also serves on the Board of Directors of Merix Corporation, Easy Street Online Services, Inc., FEI Corp., Corrent Corp., ADEXA Inc., Teseda Corporation and Tripwire Inc. He is also an active consultant with Vitesse Semiconductor. Dr. Lattin previously served on the Company’s Board of Directors from 1988 to 1999. Dr. Lattin holds a Ph.D. in electrical engineering from Arizona State University and a M.S.E.E. and a B.S.E.E. from the University of California-Berkeley.

      Kevin C. Melia has served as a director since July 15, 2003. Since February 2003, Mr. Melia has been Chairman of the Board of Lightbridge Inc., a global enabler of mobile and online business solutions and IONA Technologies PLC, a leading middleware software company. He is also a member of the Board of Directors of Horizon Technologies, a European systems integration and distribution company and a member of the Board of Directors of Manugistics Group Inc., a supply chain software application company. Prior to Lightbridge Inc., he was the Co-Founder and Chief Executive Officer of Manufacturers’ Services Ltd. (“MSL”), a leading company in the Electronics Manufacturing Services Industry from June 1994 to January 2002. He also served as Chairman of the Board of MSL from June 1994 to January 2003. Prior to establishing MSL, he held a number of senior executive positions over a five-year period at Sun Microsystems, initially as their Executive Vice President of Operations, then as President of Sun Microsystems Computer Company, a Sun Microsystems subsidiary, and finally as Chief Financial Officer of Sun Microsystems Corporation. Mr. Melia also held a number of senior executive positions in operations and finance over a sixteen-year career at Digital Equipment Corporation. Mr. Melia is a Chartered Accountant and holds a joint diploma in Management Accounting from the Accounting Institutes of the U.K and Ireland.

      Carl W. Neun has served as a Director since June 2000. From March 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix. From January 2000 through January 2002, Mr. Neun served as Chairman of the Board of Directors of WireX Communications, Inc., a server appliance software company. Mr. Neun also serves on the Board of Directors of Planar Systems, Inc., Powerwave Technologies, Inc. and Oregon Steel Mills, Inc.

      Jean-Pierre D. Patkay has served as a Director since July 1998. Mr. Patkay currently serves as Chairman of LookClickPrint, Inc., an art and technology company. From 2000 to 2002, Mr. Patkay was employed by

TollBridge Technologies, Inc., a telecom equipment company. At TollBridge he served as Vice President of Operations and then as Chief Operating Officer. Tollbridge filed for Assignment for the Benefit of Creditors under California state law in June, 2002 and the matter is still in disposition. From 1994 to 2000, Mr. Patkay was employed by 3Com Corporation, a computer networking company, serving first as Vice President of Worldwide Manufacturing and later as Vice President and General Manager, 3Com OEM. From 1990 to 1994, Mr. Patkay was Vice President of Operations for Quantum Corp., a diversified mass storage company. From 1973 to 1990, Mr. Patkay held a variety of engineering, manufacturing and general management positions with Hewlett-Packard Company. Mr. Patkay holds a B.S. and M.S. in Engineering from Harvey Mudd College and has completed post graduate work at Stanford University.

Board Committees and Meetings

      The Board of Directors held six meetings during the fiscal year ended December 31, 2003. Each director attended or participated in all of the meetings of the Board of Directors and committees of which the director was a member. The Company encourages, but does not require, its board members to attend the annual shareholders meeting. Last year, all of the Company’s directors attended the annual shareholders meeting.

      Independent directors will meet on a regularly scheduled basis in executive session without the Chief Executive Officer or other members of the Company’s management. The Chairman of the Board, if he is an independent director, will preside at these meetings. If the Chairman of the Board is not an independent director, an independent director to preside will be appointed periodically.

      The Company maintains an Audit Committee consisting of C. Scott Gibson, Kevin C. Melia and Carl W. Neun established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. All of the members of the Audit Committee are “independent directors” within the meaning of the National Association of Securities Dealers’ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board has determined that all three members of the Audit Committee, C. Scott Gibson, Kevin C. Melia and Carl W. Neun, qualify as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K promulgated by the SEC and are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. C. Scott Gibson qualifies as an audit committee financial expert by virtue of his service on the Company’s audit committee since 1992, the audit committee of Pixelworks, Inc. since 2002, and past service on the audit committees of Inference Corp. and Integrated Measurement Systems. Additionally, Mr. Gibson received an M.B.A. in Finance from the University of Illinois in 1976 and served as CFO and Senior VP Operations for Sequent Computer Systems from 1983 to 1984. Further, from 1985 to March 1992, the CFO of Sequent Computer Systems reported to Mr. Gibson. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, the Company’s reporting practices and the quality and integrity of the Company’s financial reports; compliance with law and the maintenance of ethical standards by the Company; and the Company’s maintenance of effective internal controls. The Audit Committee met seven times in the last fiscal year. For additional information about the Audit Committee, see “Audit Committee Report.”

      The Company maintains a Compensation and Development Committee consisting of Richard J. Faubert, Jean-Pierre D. Patkay and Jean-Claude Peterschmitt all of whom are independent directors within the meaning of the National Association of Securities Dealers’ listing standards. None of the members of the Compensation and Development Committee are current or former officers or employees of the Company. The Compensation and Development Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s compensation policies and benefit plans, particularly policies relating to executive compensation and performance. The Compensation and Development Committee also establishes executive compensation levels and makes grants to corporate officers under the Company’s 1995 Stock Incentive Plan. The Compensation and Development Committee met six times in the last fiscal year. For additional information about the Compensation and Development Committee, see “Compensation and Development Committee Report on Executive Compensation.”

      The Company maintains a Nominating and Governance Committee consisting of Richard J. Faubert and Dr. William W. Lattin, both of whom are independent directors within the meaning of the National

Association of Securities Dealers’ listing standards. The Nominating and Governance Committee met three times in the last fiscal year. The Nominating and Governance Committee recommends for the Board’s selection the individuals qualified to serve on the company’s Board of Directors (consistent with criteria that the Board has approved) for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors; develops, recommends to the Board, and assesses corporate governance policies for the Company; and oversees the evaluation of the Board. The full responsibilities of the Nominating and Governance Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.radisys.com. The Board considers the recommendations of the Nominating and Governance Committee with respect to the nominations of directors to the Board, but otherwise retains authority over the identification of such nominees. Board candidates are considered based upon various criteria, such as ethics, business and professional activities, available time to carry out Board duties, social, political and economic awareness, health, conflicts of interest, service on other boards and commitment to overall performance of the Company. The Nominating and Governance Committee will make an effort to maintain representation on the Board directors who have substantial and direct experience in areas of importance to the Company. The Nominating and Governance Committee will consider nominees recommended by shareholders of the Company holding no less than 10,000 shares of the Company common stock continuously for at least 12 months prior to the date of the submission of the recommendation.

      A shareholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to RadiSys Corporation, Attention: Corporate Secretary, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person’s ownership of the Company’s common stock. In addition, the recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of the those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; personal references; and a written indication by the candidate of her/his willingness to serve, if elected.

Corporate Governance

      RadiSys has implemented a governance program to ensure the highest standards. Corporate governance policies are designed to strengthen the accountability of the Board of Directors and management team, thereby helping to ensure long-term shareholder value.

      The Board has adopted a Code of Ethics applicable to each director, officer, employee and agent of the Company including the Company’s Chief Financial Officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Ethics is available on the Company’s website at www.radisys.com.

      In addition, the Board has implemented a process whereby shareholders may send communications directly to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in writing addressed to the Secretary of the Company. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof. Communications to the Board should be sent to 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary.

Director Compensation

      Each non-employee director of the Company, other than the Chairman of the Board, receives an annual cash retainer of $22,000 for serving on the Board of Directors. Effective April 1, 2004, each non-employee director, other than the Chairman of the Board will receive an annual cash retainer of $25,000 for serving on the Board of Directors. The Chairman of the Board receives an annual cash retainer of $52,000. Effective April 1, 2004, the annual cash retainer for the Chairman of the Board will be $57,000. For serving on the

Audit Committee, the Compensation and Development Committee or the Nominating and Governance Committee of the Board of Directors, other than as Chairman, each non-employee director receives additional annual cash compensation equal to $2,500 per committee. Effective April 1, 2004, the annual cash compensation to non-employee directors for serving on a committee, other than as Chairman will be $4,000. The additional cash compensation paid to the Chairman of the Audit Committee, the Chairman of the Compensation and Development Committee, and the Chairman of the Nominating and Governance Committee is $5,000. Effective April 1, 2004, the additional compensation paid to the Chairman of the Audit Committee will be $9,000 and the additional compensation paid to the Chairman of the Compensation and Development Committee and the Chairman of the Nominating and Governance Committee will be $7,000. Directors are also reimbursed for reasonable expenses incurred in attending meetings. Pursuant to the terms of the 1995 Stock Incentive Plan, each individual who becomes a non-employee director of the Company after August 7, 1995 is automatically granted, on the date the individual joins the Board of Directors, an initial non-statutory stock option to purchase 15,000 shares of the Company’s common stock. An individual who becomes the Chairman of the Board receives an initial non-statutory stock option to purchase 30,000 shares of the Company’s common stock. If the non-employee director’s employer prohibits the non-employee director from receiving such a grant, no such grant is made until the time, if ever, when the employer restrictions are removed. In addition, each non-employee director of the Company is automatically granted on an annual basis a non-statutory stock option to purchase 5,000 shares of the Company’s common stock, beginning in the calendar year following the year in which the non-employee director was granted a non-statutory stock option to purchase 15,000 shares of the Company’s common stock. The exercise price of options automatically granted to non-employee directors is the fair market value of the Company’s common stock on the date of grant, the term of each option is ten years and each option is exercisable in full on the date one year following the grant of the option. Non-employee directors are expected to acquire and hold a minimum of 5,000 shares or $100,000 worth of the Company’s common stock, whichever is the lesser value, and that minimum amount is expected to be reached within three to five years of becoming a director. Directors who are employees of the Company receive no separate compensation as directors.

Recommendation by the Board of Directors

      The Board of Directors recommends that shareholders vote for the election of the nominees named in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of March 22, 2004 (or such other date as otherwise indicated in the footnotes below) by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each of the Company’s directors and nominees for director, (iii) each individual named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

	Shares	Percentage of
	Beneficially	Common
Name	Owned	Stock(1)

Ken J. Bradley(2)	500	*
Ronald A. Dilbeck(2)	180,288	*
Richard J. Faubert(2)	52,000	*
C. Scott Gibson(2)(3)	106,042	*
Scott C. Grout(2)	192,427	1.02%
Julia A. Harper(2)	110,049	*
Keith Lambert(2)	80,456	*
Dr. William W. Lattin(2)	70,454	*
Kevin C. Melia(2)	0	*
Carl W. Neun(2)	31,500	*
Jean-Pierre D. Patkay(2)	55,070	*
Jean-Claude Peterschmitt (2)(4)	45,000	*
Frederick C. Yentz(2)	107,191	*
Brown Capital Management, Inc.(5)	2,561,650	13.74%
1201 N. Calvert Street
Baltimore, MD 21202
Fidelity Management & Research Co.(6)	1,405,970	7.54%
82 Devonshire Street
Boston, MA 02109-3614
All directors and executive officers as a group (13 persons)(7)	950,738	4.89%

*	Less than 1%

(1)	Percentage ownership is calculated based on 18,638,678 shares of the Company’s common stock outstanding on March 22, 2004.

(2)	Includes options to purchase shares of the Company’s common stock exercisable within 60 days after March 22, 2004 as set forth below:

Number of Option Shares Exercisable
Name	Within 60 Days After March 22, 2004

Ken J. Bradley	0
Ronald A. Dilbeck	155,668
Richard J. Faubert	50,000
C. Scott Gibson	80,000
Scott C. Grout	184,713
Julia A. Harper	94,589
Keith Lambert	69,907
Dr. William W. Lattin	20,000
Kevin C. Melia	0
Carl W. Neun	30,000
Jean-Pierre D. Patkay	50,000
Jean-Claude Peterschmitt	35,000
Frederick C. Yentz	98,266

(3)	Includes 3,500 shares of the Company’s common stock held by Mr. Gibson’s spouse.

(4)	The Company’s Board of Director policies require that a director will not be nominated to the Board of Directors at the annual shareholders’ meeting next following the director’s 70th birthday. In accordance with this policy, Jean-Claude Peterschmitt was not nominated for election to the Board of Directors at the Annual Meeting.

(5)	Based solely on information set forth in Schedule 13G/ A dated February 11, 2004, filed with the Securities and Exchange Commission.

(6)	Based solely on information set forth in Schedule 13G/ A dated February 17, 2004, filed with the Securities and Exchange Commission.

(7)	Does not include shares beneficially owned by Mr. Lambert because he is not an executive officer of the Company. Includes options to purchase 798,236 shares of the Company’s common stock exercisable within 60 days after March 22, 2004. Also includes 3,500 shares held by members of the families of executive officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table.

      The following table sets forth information concerning compensation paid or accrued for services to the Company in all capacities for each of the last three fiscal years for

•	the individual who served as Chief Executive Officer during fiscal year 2003; and

•	the four most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of fiscal year 2003.

•	one additional individual for whom disclosure would have been provided but for the fact that this individual was not serving as an executive officer at the end of the last completed fiscal year.

      The above individuals are referred to hereafter as the “named executive officers.”

Summary Compensation Table

	Annual Compensation
					Shares
	Fiscal				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)		Options(#)	Compensation($)(1)

Scott C. Grout	2003	375,000	95,269	(3)	0	7,008
Director, President and Chief Executive	2002	79,327	50,000	(4)	350,000	132,770	(5)
Officer(2)
Julia A. Harper	2003	200,000	53,066	(3)	19,000	6,672
Chief Financial Officer, Vice	2002	200,000	0		53,500	5,772
President of Finance and	2001	45,385	0		50,000	168
Administration and Secretary(6)
Keith Lambert	2003	185,000	49,499	(3)	34,700	6,512
Vice President of Manufacturing	2002	164,519	8,113	(3)	57,800	5,191
Operations	2001	105,673	0		33,875	59,889	(5)
Frederick C. Yentz	2003	190,000	42,734	(3)	46,050	6,638
Vice President of Marketing and	2002	161,915	0		66,200	5,627
Business Development	2001	147,342	49,450	(3)	23,835	5,614
Ronald A. Dilbeck	2003	181,731	36,090	(3)	80,750	6,907
Vice President of Engineering	2002	280,316	0		92,500	5,931
	2001	243,039	0		41,350	3,703

(1)	Amounts in this column for 2003 include premiums paid for group term life insurance and contributions to various Company benefit plans, which are as follows:

			RadiSys
			Corporation
			Deferred
	Group Term	RadiSys Corporation	Compensation
Name	Life Insurance	401(k) Savings Plan	Plan	Total

Scott C. Grout	$1,008	$6,000	$0	$7,008
Julia A. Harper	672	5,181	819	6,672
Keith Lambert	622	5,890	0	6,512
Frederick C. Yentz	638	6,000	0	6,638
Ronald A. Dilbeck	907	4,718	1,282	6,907

(2)	Mr. Grout joined the Company in October 2002.

(3)	Represents amounts earned under the Incentive Compensation Plan. See “Compensation and Development Committee Report on Executive Compensation — Incentive Compensation Plan.”

(4)	Represents amount paid by the Company as bonus in accordance with the terms of Mr. Grout’s offer letter dated October 2002.

(5)	Includes amount paid by the Company in a relocation package.

(6)	Ms. Harper joined the Company in October 2001.

Stock Option Grants in Fiscal Year 2003

      The following table sets forth information concerning individual grants of stock options made by the Company in fiscal year 2003 to each of the named executive officers of the Company in the Summary Compensation Table.

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percent of Total			Price Appreciation for
	Underlying	Options Granted	Exercise		Option Term ($)(4)
	Options	To Employees in	Price Per	Expiration
Name	Granted(1)	Fiscal Year(2)	Share($)	Date(3)	5%	10%

Scott C. Grout	0	0	—	—	—	—

Julia A. Harper(5)	19,000	2.41	7.04	1/28/10	54,446	126,882

Keith Lambert(5)	18,200	2.31	7.04	1/28/10	52,153	121,540
	16,500	2.09	17.58	9/15/10	118,088	275,194

Total	34,700	4.40			170,241	396,734

Frederick C. Yentz(5)	19,050	2.41	7.04	1/28/10	54,589	127,216
	27,000	3.43	17.58	9/15/10	193,234	450,318

Total	46,050	5.84			247,823	577,534

Ronald A. Dilbeck(5)	25,750	3.27	7.04	1/28/10	73,789	171,959
	55,000	6.98	17.58	9/15/10	393,625	917,314

Total	80,750	10.25			467,414	1,089,273

(1)	All option grants were made pursuant to the Company’s 1995 Stock Incentive Plan.

(2)	In 2003, the Company granted to employees options for a total of 393,000 shares of the Company’s common stock under the 1995 Stock Incentive Plan and 394,831 shares of the Company’s common stock under the 2001 Nonstatutory Stock Option Plan and those numbers were used in calculating the percentages set forth in this column.

(3)	Options expire before this date (i) if the optionee’s employment is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised at any time before the expiration date of the options or the expiration of 30 days after the date of termination, whichever is the shorter period, or (ii) if employment terminates because of death or disability, in which case options vested but unexercised at the date of termination may be exercised at any time before the expiration date of the options or the expiration of 12 months after the date of termination, whichever is the shorter period. If employment (or service as a director, as applicable) is terminated by death of the optionee, the options generally may be exercised by persons to whom the optionee’s rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.

(4)	In accordance with the rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or “option spreads” that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(5)	The options granted to Mr. Dilbeck, Ms. Harper, Mr. Lambert and Mr. Yentz have a term of seven years. Options granted on January 28, 2003 and September 15, 2003 are not exercisable for one year after the date of the grant, after which the options are exercisable for one-third of the total option shares and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable three years after the date of the grant.

Aggregated Option Exercises

      The following table sets forth information, on an aggregated basis, concerning each exercise of stock options during the fiscal year 2003 by each of the named executive officers of the Company in the Summary Compensation Table and the fiscal year-end value of unexercised options.

Aggregated Option Exercises in Fiscal Year 2003

and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options at
	Shares		Options at December 31, 2003		December 31, 2003 ($)(1)
	Acquired	Value
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott C. Grout	0	0	136,100	213,900	1,780,188	2,797,812
Julia A. Harper	0	0	76,432	46,068	322,969	356,610
Keith Lambert	15,000	91,137	52,908	58,467	107,160	308,686
Frederick C. Yentz	0	0	74,608	76,477	192,182	305,757
Ronald A. Dilbeck	17,101	77,497	114,683	139,917	242,432	538,172

(1)	Options are “in-the-money” at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 2003 based on the closing sale price of $16.87 per share of the Company’s common stock on that date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of shares.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes information about the Company’s equity compensation plans as of December 31, 2003. All outstanding awards relate to the Company’s common stock.

	Number of Securities to be	Weighted-average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights($)	Equity Compensation Plans

	(In thousands, except weighted average exercise price)
Equity compensation plans approved by security holders	2,380 (1)	$16.63	2,948 (2)
Equity compensation plans not approved by security holders	1,326	$11.66	873

Total	3,706 (3)	$14.86	3,821

(1)	Includes 902 shares and 11,138 shares subject to employee stock options assumed in the merger with Texas Micro Inc. with weighted average exercise prices of $12.97 and $10.16, respectively.

(2)	Includes 1,148,798 of securities authorized and available for issuance in connection with the RadiSys Corporation 1996 Employee Stock Purchase Plan.

(3)	On August 27, 2003, the Company completed a shareholder approved stock option exchange program. Under the exchange offer, eligible employees had the opportunity to tender for cancellation certain stock options in exchange for new options to be granted at least six months and one day after the cancellation of the tendered options. The Company accepted for cancellation options to purchase an aggregate of 649,604 shares of its common stock under the RadiSys Corporation 1995 Stock Incentive Plan and options to purchase an aggregate of 1,083 shares of its common stock under the RadiSys Corporation 2001 Nonqualified Stock Option Plan. Subject to the terms and conditions of the exchange offer, RadiSys will grant new options under its 2001 Nonqualified Stock Option Plan to purchase up to an aggregate of 403,995 shares of its common stock in exchange for the options surrendered and cancelled in the exchange offer. The exercise price per share of the new options will be equal to the fair market value of our common stock on the new grant date, which will be determined by the Board of Directors and is expected to be no earlier than March 1, 2004. According to the provisions of the exchange offer, employees who tendered their options must continuously be employed by the Company until the new grant date in 2004. On March 1, 2004, according to the provisions of the shareholder approved stock option exchange program, options to purchase 397,531 shares were granted under the 2001 Nonqualified Stock Option Plan at an exercise price of $21.28 per share.

Description of Equity Compensation Plans Not Adopted by Shareholders

2001 Nonqualified Stock Option Plan

      In February 2001, the Company established the 2001 Nonqualified Stock Option Plan, under which 2,250,000 shares of the Company’s common stock were reserved as of December 31, 2003. Grants under the 2001 Nonqualified Stock Option Plan may be awarded to selected employees, who are not executive officers or directors of the Company. The purpose of the 2001 Nonqualified Stock Option Plan is to enable the Company to attract and retain the services of selected employees of the Company or any parent or subsidiary of the Company. Unless otherwise stipulated in the plan document, the Board of Directors, at their discretion, determines the exercise prices, which may not be less than the fair market value of the Company’s common stock at the date of grant, vesting periods, and the expiration periods which are a maximum of 10 years from the date of grant.

EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

      On October 15, 2002, the Company entered into an Executive Change of Control Agreement with Scott C. Grout. If Mr. Grout’s employment with the Company is terminated by the Company (other than for cause, death or disability) within 12 months following a change of control of the Company or within three months preceding a change of control of the Company, Mr. Grout is entitled to receive severance pay in a cash amount equal to 12 months of Mr. Grout’s annual base pay at the rate in effect immediately before the date of termination. Upon such a termination, Mr. Grout would receive 25% of the severance pay upon termination and the remaining 75% would be paid in periodic payments on regular paydays over 12 months so long as during the period of remaining payments Mr. Grout does not serve as or become a director, officer, partner, limited partner, employee, agent, representative, material stockholder, creditor, or consultant of or to, or serve in any other capacity with any business worldwide that shall in any manner (1) engage or prepare to engage in any business which competes directly with the Company or (2) solicit, hire, or otherwise assist in any effort that attempts to employ or otherwise utilize the services of any employee of the Company. Upon such a termination, and in addition to severance pay, Mr. Grout is also entitled to receive a lump sum payment equal to the estimated cost to Mr. Grout of COBRA benefits for a 12 month period, and all stock options granted to Mr. Grout under the Company’s 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full. In addition, if Mr. Grout’s employment is terminated without cause, the Company, upon receipt of a release, is required to pay Mr. Grout severance pay in a cash amount equal to 12 months of Mr. Grout’s annual base pay at the rate in effect immediately before the date of termination.

      On December 27, 2000, the Company entered into an Executive Change of Control Agreement with each of Ronald A. Dilbeck and Frederick C. Yentz providing for severance pay in a cash amount equal to 12 months of the officer’s annual base pay at the rate in effect immediately before the date of termination. Each of these officers is entitled to receive the severance pay if his employment with the Company is terminated by the Company (other than for cause, death or disability) within three months before, or within 12 months after, a change in control of the Company. Upon such a termination, and in addition to severance pay, each of these officers is also entitled to receive COBRA benefits, and all stock options granted to each of these officers under the Company’s 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full.

      On October 3, 2001, the Company entered into an Executive Change of Control Agreement with Julia A. Harper providing for severance pay in a cash amount equal to 12 months of Ms. Harper’s annual base pay at the rate in effect immediately before the date of termination. Ms. Harper is entitled to receive the severance pay if her employment with the Company is terminated by the Company (other than for cause, death or disability) within three months before, or within 12 months after, a change in control of the Company. Upon such a termination, and in addition to severance pay, Ms. Harper is also entitled to receive COBRA benefits, and all stock options granted to Ms. Harper under the Company’s 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full.

      On August 2, 2002, the Company entered into Executive Severance and Bonus Restriction Agreements with each of Julia A. Harper, Keith Lambert and Frederick C. Yentz. If any of these named executive officer’s employment with the Company is terminated by the Company (other than for cause, death or disability) during the period beginning on August 2, 2002 and ending April 7, 2004, the named executive officer is entitled to receive severance pay in a cash amount equal to 12 months of the named executive officer’s then current base salary payable in periodic payments on regular paydays over 12 months so long as during this 12 month period, the named executive officer does not serve as or become a director, officer, partner, limited partner, employee, agent, representative, material stockholder, creditor, or consultant of or to, or serve in any other capacity with any business worldwide that shall in any manner, directly or indirectly (1) engage or prepare to engage in any business which competes with the Company, (2) solicit, hire, or otherwise assist in any effort that attempts to employ or otherwise utilize the services of any employee of the Company, or (3) solicit, divert, or accept orders for goods or services from any customer of the Company that are substantially competitive with the goods or services sold by the Company. Upon such a termination, and in addition to severance pay, the named executive officer is also entitled to receive a lump sum payment equal to the estimated cost to the named executive officer of COBRA benefits for a 12 month period and an amount equal to the prorated portion of the benefits under any incentive plans in effect at the time of termination. In addition, the Company will pay up to $15,000 to the named executive officer or to a third party outplacement firm selected by the named executive officer so that the named executive officer may obtain career counseling assistance. In the event that severance benefits are payable to one of these named executive officers under any other agreement with the Company at the time of termination, the benefits under the Executive Severance and Bonus Restriction Agreement shall not be payable to the named executive officer unless the named executive officer elects to receive all of the benefits provided under the Executive Severance and Bonus Restriction Agreement in lieu of all of the benefits provided in all other severance agreements.

COMPENSATION AND DEVELOPMENT COMMITTEE

REPORT ON EXECUTIVE COMPENSATION(1)

      The Compensation and Development Committee of the Board of Directors has furnished the following report on executive compensation:

      The Compensation and Development Committee of the Board of Directors (the “Committee”) is composed of three independent, non-employee directors and, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee is also responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies.

      The Company’s objectives for executive compensation are to

•	attract and retain key executives important to the long-term success of the Company;

•	reward executives for performance and enhancement of shareholder value; and

•	align the interests of the executive officer with the success of the Company by basing a portion of the compensation upon corporate performance.

Compensation Principles

      To achieve the Company’s executive compensation objectives, the Committee adheres to several principles in structuring the compensation packages for the Chief Executive Officer and the other executive officers of the Company. These are:

      Compensation for Performance. A high percentage of total compensation is linked directly to the performance of the Company and the executive’s individual performance in attaining the Company’s objectives and supporting the Company’s mission statement. The Committee believes this structure aligns the executives’ interests with the interests of the Company’s shareholders.

      Competitive Compensation. Total compensation levels of the Company’s executive officers are set relative to similar companies in the electronics industry. The compensation packages are designed to allow an opportunity to earn at a level above median industry practices and market competitors when Company performance exceeds the results of comparable companies. The opportunity to earn at higher levels provides a significant challenge to the executive officers.

      Executive Ownership. A substantial component of executive compensation is equity based. The executive officers’ and shareholders’ interests can be more closely aligned by creating a strong and direct link between compensation and shareholder value. The Committee believes that equity-based compensation properly balances the rewards for long-term versus short-term results. The Company has established ownership guidelines for executive officers to further align their interests and objectives with the Company’s shareholders. Under these guidelines, all executive officers are expected to hold either (a) RadiSys stock equal in value to one year’s base salary, using the average stock price over last 12 months to calculate the value or

(1) This Compensation and Development Committee Report, in addition to the section entitled “Audit Committee Report”, the “Audit Committee Charter”, and the section entitled “Stock Price Performance Graph” are not “soliciting material,” are not deemed “filed” with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, regardless of date or any general incorporation language in such filing.

(b) the number of shares of RadiSys stock equal to one year’s base salary divided by $20. Executive officers are expected to be in full compliance within 3-5 years after joining the Company.

      Management Retention. Executive compensation packages are also designed to attract and retain qualified executives with the leadership skills and other key abilities required to meet the Company’s objectives and to enhance shareholder value. To this end, in determining compensation the Committee also takes into account individual experience, job responsibilities, and individual performance.

Components of Executive Compensation Program

      The Company’s executive officer compensation program consists of base salary, annual bonus, and long term incentive compensation in the form of stock options. The Committee annually reviews each component of compensation and total compensation for the executive officers of the Company. The review includes a market survey of compensation and changes in compensation for similar positions in comparable companies in the electronics industry.

Base Salary

      Base salaries for executive officers are set at market based levels believed by the Committee to be sufficient to attract and retain qualified executive officers. Base salary adjustments are provided to executive officers based upon current market data, an evaluation of each executive’s performance, as well as the performance of the Company as a whole. Although the Committee does not establish a specific formula or target to determine base salaries, the general objective is to pay the executive group at the 50th percentile of market as an average. The Committee reviews detailed executive salary survey data from a number of independent sources. This includes analysis of the base salaries of executive officers in comparable companies in the electronics industry. In addition, the Committee considers the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and demonstrating leadership.

Incentive Compensation Plan

      The Company maintains an Incentive Compensation Plan (the “Compensation Plan”) in which executive officers are eligible for potential bonuses based upon their ability to achieve planned corporate objectives and the achievement of specific individual operational objectives. In 2003, the Committee established incentive bonus targets for the Company’s executive officers with the following corporate objectives and weightings: Reach quarterly profitability goals (10 percent); Attain revenue goals (15 percent); Attain operating income goals (10 percent); and Achieve quarterly goals related to design wins (5 percent). Each executive officer’s specific individual operational objectives are established annually based on the function or activities they directly manage and these objectives are weighted a total of 60% toward the calculation of an executive’s incentive bonus. Bonus target amounts for 2003 ranged from approximately 40% to 60% of the individual executive officer’s base salaries.

      If established minimum performance target results are not achieved, no incentive plan bonus will be paid. At its discretion, the Board of Directors, which administers the Compensation Plan, may adjust the incentive compensation to be paid pursuant to the Compensation Plan. Discretionary awards are based on subjective criteria and the assessment by the Committee as delegated to it by the Board of Directors.

      Executive officer incentive bonuses paid for the first and second quarters of 2003 were based and paid solely on the formula described above and yielded on average 16% of target (first quarter) and 26% (second quarter) payouts. Most of the executive officer bonuses paid for the third and fourth quarters of 2003 were based on the formula described above and yielded on average 34% of target (third quarter) and 52% (fourth quarter) payouts. Additionally, $52,000 of discretionary bonuses were paid to executive officers in 2003 based on the Committee’s subjective assessment of overall Company performance.

Stock Options

      The Company’s stock option program is intended as a long-term incentive plan for executives, managers and other employees within the Company. The Company’s 1995 Stock Incentive Plan provides for the award of incentive stock options to selected employees and the award of nonqualified stock options, restricted stock, stock appreciation rights, bonus rights and other incentive grants to selected employees, independent contractors and consultants.

      Market surveys of long-term incentives including stock options are reviewed on a regular basis to establish competitive Company practices. Management makes recommendations to the Committee on the size of a grant, if any, for each executive based on the individual’s ability to improve financial performance, the executive’s past performance, and expectations of the executive’s future contributions. Option grants provide an effective incentive for management to create shareholder value over the long term because the full benefit of the compensation package cannot be realized unless the Company’s common stock price appreciates over a number of years.

      Options to purchase a total of 220,800 shares of the Company’s common stock were granted to executive officers in 2003 with an exercise price equal to the fair market value of the underlying common stock on date of grant. No performance-based options were granted either to the Chief Executive Officer or other executive officers in 2003. Options granted to newly hired executive officers in 2003 are not exercisable for one year after the grant, after which the options are exercisable for one-third of the total option shares, and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable three years after the date of grant. Options granted to existing executive officers, or “refresher” options, in 2003 are generally not exercisable for one year after the grant, after which the options are exercisable for one-third of the total option shares, and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable three years after the date of grant. The new hire and refresher options terminate on the seventh anniversary of the grant date.

Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to the Company’s Chief Executive Officer and four highest compensated officers (other than the Chief Executive Officer) in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. Many of the options granted under the Company’s 1995 Stock Incentive Plan are intended to qualify as incentive stock options. The Company receives no tax deduction upon exercise of an incentive stock option unless the optionee disposes of the acquired shares before satisfying specific holding period requirements. The $1,000,000 cap on deductible compensation applies to compensation income recognized by an optionee if the optionee disposes of the shares acquired upon exercise of an incentive stock option before satisfying the holding period requirements, as well as compensation income recognized by the optionee upon exercise of a nonqualified stock option, unless the option meets various requirements. The Company’s policy generally is to grant options that meet applicable requirements so that any compensation recognized by an optionee in connection with an option will be fully deductible. The Committee believes that the grant of incentive stock options, despite their general nondeductibility, benefits the Company by encouraging the long-term ownership of the Company’s stock by officers and other employees.

      Subject to Section 162(m) of the Code, upon exercise of options granted under the 2001 Nonqualified Stock Plan, the Company is entitled to a deduction in the amount of the difference between the exercise price and the fair market value of the shares on the date of exercise. The optionee is taxed on the same amount as ordinary income.

Chief Executive Officer Compensation

      The Committee determined the Chief Executive Officer compensation for 2003 consistent with the executive compensation principles and components described above. The Committee set Mr. Grout’s annual base salary for 2003 to be competitive with the median base salary paid to Chief Executive Officers of comparable companies in the electronics industry. Mr. Grout received an incentive bonus in total of $95,269 for 2003 in accordance with the Company’s Incentive Compensation Plan. Of this amount, $12,400 was discretionary based on the assessment and decision of the Committee.

      The Committee believes the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company’s shareholders.

Richard J. Faubert
Jean-Pierre Patkay, Chairman
Jean-Claude Peterschmitt

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has oversight responsibility relating to the corporate accounting, reporting practices, and the quality and integrity of the Company’s financial reports; compliance with legal and regulatory requirements and the maintenance of ethical standards by the Company; the maintenance by the Company of effective internal controls; and independence and performance of the Company’s independent auditor. The Audit Committee is composed of three non-employee directors and operates under a written charter that it has adopted and approved pursuant to authority delegated to it by the Board. The Audit Committee adopted a restated written charter for the Audit Committee on May 13, 2003 which is attached to this proxy statement as Appendix A. You can also access the charter at www.radisys.com under Investor Relations/ Corporate Governance. Each Audit Committee member meets the independence requirements of The Nasdaq Stock Market, Inc.

      The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee acts in an oversight capacity, and its responsibility is to monitor and review these processes. In its oversight role the Audit Committee relies, without independent verification, on

•	management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and

•	the report of the Company’s independent auditors, PricewaterhouseCoopers LLP, with respect to the Company’s consolidated financial statements.

      In this context, the Audit Committee held seven meetings in 2003. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s counsel and the Company’s independent auditors. The Audit Committee held private sessions at each of its meetings with PricewaterhouseCoopers LLP, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee reviewed with PricewaterhouseCoopers LLP the overall scope and plans for their audit, the results of audit examinations, evaluations by the auditors of the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also held private sessions at each of its meetings with the Chief Financial Officer at which candid discussions of financial management, accounting and internal control issues took place.

      The Audit Committee reviewed the audited consolidated financial statements for the year ended December 31, 2003 with management and PricewaterhouseCoopers LLP, including a discussion of the quality, not simply the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. In addressing the quality of management’s accounting standards, the Audit Committee sought management’s representation that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

      The Audit Committee also discussed with PricewaterhouseCoopers LLP matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). SAS 61 requires the Company’s independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements, including with respect to:

•	their responsibility under generally accepted auditing standards,

•	significant accounting policies,

•	management judgments and estimates,

•	any significant audit adjustments,

•	any disagreements with management, and

•	any difficulties encountered in performing the audit.

      The Audit Committee also discussed with PricewaterhouseCoopers LLP their independence, and PricewaterhouseCoopers LLP provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) to the effect that, in their professional judgment, PricewaterhouseCoopers LLP is independent of the Company within the meaning of the federal securities laws. When considering PricewaterhouseCoopers LLP’s independence, the Audit Committee discussed whether PricewaterhouseCoopers LLP’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.

      Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K. The Audit Committee, pursuant to authority delegated to it by the Board, has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2004.

C. Scott Gibson
Kevin C. Melia
Carl W. Neun, Chairman

Principal Accountant Fees and Services

      The following table sets forth the aggregate fees the Company incurred for services performed by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, in 2002 and 2003:

Fee Category	Fiscal 2003	Fiscal 2002

Audit Fees	$212,200	$241,770
Audit-Related Fees	122,374	89,400
Tax Fees	247,067	181,796
All Other Fees	0	0

Total Fees	$581,641	$512,966

      Audit Fees: This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters.

      Audit-Related Fees: This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include statutory audits required by non-U.S. jurisdictions, employee benefit plan audits, accounting consultations concerning financial accounting and reporting standards.

      Tax Fees: This category consists of professional services rendered by PricewaterhouseCoopers LLP for tax compliance and other tax related services. The services for the fees disclosed under this category primarily consist of tax return preparation, technical consulting and other tax related services. In 2003, the Company began to migrate all of the U.S. tax compliance and some of the tax advisory services from PricewaterhouseCoopers LLP to Ernst & Young LLP.

      The Audit Committee pre-approved all of the services described above that were provided during 2003 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act, which became effective on May 6, 2003. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, all audit and non-audit services to be performed by the independent auditors must be presented to the Audit Committee in writing prior to the commencement of such services. The proposal must include a description and purpose of the services, estimated fees and other terms of the engagement. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals. Any pre-approvals made by the Chair pursuant to this delegation shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approvals.

STOCK PRICE PERFORMANCE GRAPH

      The following graph sets forth the Company’s total cumulative shareholder return as compared to the return of the Standard and Poor’s 500 Index (“S & P 500”) and the NASDAQ Computer Manufacturers Index for the period of December 31, 1998 through December 31, 2003. The graph reflects the investment of $100 on December 31, 1998 in the Company’s stock, the S & P 500 and in a published industry peer group index. The peer group index is the NASDAQ Computer Manufacturer Index, which is different from the peer group index used in the Company’s 2003 Proxy Statement, the CIBC Embedded Systems Index. This change resulted from the discontinuance of the CIBC Embedded Systems Index. The Company has chosen not to continue including the NASDAQ Composite in this graph

      Total return also assumes reinvestment of dividends. The Company has never paid dividends on its common stock.

      Historical stock price performance should not be relied upon as indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*

	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003

RADISYS CORPORATION	100.00	254.99	129.37	98.30	39.90	84.35
S & P 500	100.00	121.04	110.02	96.95	75.52	97.18
NASDAQ COMPUTER MANUFACTURERS	100.00	212.51	133.24	76.84	54.33	87.83
CIBC EMBEDDED SYSTEMS	100.00	260.02	173.54	120.85	88.70

*	$100 invested on 12/31/98 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has appointed PriceWaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ended December 31, 2004. During the 2003 fiscal year, PriceWaterhouseCoopers LLP served as the Company’s independent auditors and also provided certain tax services. Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If a majority of the votes cast on this matter are not cast in favor of the appointment of PriceWaterhouseCoopers LLP, the Audit Committee will reconsider its appointment.

      Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement, but will have the opportunity to make a statement if they wish.

Recommendation by the Board of Directors

      The Board of Directors recommends that the proposed ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent auditors be approved.

PROPOSAL 3: TO VOTE ON A PROPOSAL TO AMEND THE COMPANY’S 1996 EMPLOYEE STOCK PURCHASE PLAN TO ADD AN ADDITIONAL 700,000 SHARES THAT MAY BE ISSUED UNDER THIS PLAN

      The 1996 Employee Stock Purchase Plan (“ESPP”) provides a convenient and practical means by which employees may purchase stock of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of the Company’s common stock pursuant to the ESPP is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees. As of March 22, 2004, out of a total of 2,750,000 shares reserved for issuance under the ESPP, 1,748,889 shares had been issued leaving 1,001,111 shares available for issuance under the ESPP. The Board of Directors believes additional shares will be needed under the ESPP to provide appropriate incentives to key employees and others. Accordingly, on March 22, 2004, the Board of Directors approved an amendment to the ESPP, subject to shareholder approval, to reserve an additional 700,000 shares for issuance under the ESPP, thereby increasing the total number of shares of the Company’s common stock reserved for issuance under the ESPP from 2,750,000 to 3,450,000.

      Certain provisions of the ESPP are summarized below. The complete text of the ESPP, marked to show the proposed amendment, is attached to this document as Appendix B.

      The ESPP is administered by the Board of Directors. The Board has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to the requirement that certain amendments be approved by shareholders.

      All employees of the Company, including the Company’s officers, are eligible to participate in the ESPP. Each participant may enroll in an 18-month offering in which shares of the Company’s common stock are purchased on the last day of each three-month period of an offering. A separate offering commences on February 15, May 15, August 15 and November 15 of each calendar year under the ESPP. The first day of each offering is the “enrollment date” of the offering. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Company’s common stock on the enrollment date of the offering or (b) the fair market value on the date of purchase. Participants may elect to contribute from 1% to 15% of compensation paid to the participant during each pay period in the offering.

      No participant may obtain a right to purchase shares under the ESPP if, immediately after the right is granted, the participant owns or is deemed to own shares of the Company’s common stock possessing five percent or more of the combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. The maximum number of shares that a participant may purchase in an offering is 10,000. In addition, no participant may obtain a right to purchase shares under the ESPP that permits the participant’s rights to purchase shares under the ESPP to accrue at a rate which exceeds $25,000 in fair market value of the Company’s common stock (determined as of the enrollment date) for each calendar year of the offering.

      Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant’s employment for any reason other than death, the payroll deductions credited to the participant’s account will be returned to the participant. Upon termination of a participant’s employment because of that person’s death, the payroll deductions credited to the participant’s account will be used to purchase shares on the next purchase date. Any shares purchased and any remaining balance will be returned to the deceased participant’s beneficiary or, if none, to the participant’s estate.

Material Federal Income Tax Consequences

      The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, employees generally will not recognize taxable income or gain with respect to shares purchased under the ESPP either at an enrollment date or at a purchase date. If an employee disposes of shares purchased under the ESPP more than two years after the enrollment date and more than one year after the purchase date, or in the event of the employee’s death at any time, the employee or the employee’s estate generally will be required to report as ordinary compensation income, for the taxable year in which the disposition or death occurs, an amount equal to the lesser of the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or 15 percent of the fair market value of the shares on the enrollment date. Any gain on disposition in excess of the amount treated as ordinary compensation income generally will be taxed as capital gain to the employee. In the case of such a disposition or death, the Company will not be entitled to any federal income tax deduction.

      If a current or former employee disposes of shares purchased under the ESPP within two years after the enrollment date or within one year after the purchase date, the employee will be required to report the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price generally will be taxed as capital gain or loss. In the event of a disposition within two years after the enrollment date or within one year after the purchase date, the Company generally will be entitled to a deduction in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income. For dispositions made by the Company’s Chief Executive Officer or any of the Company’s four highest compensated officers (other than the Chief Executive Officer), the Company’s deduction may be limited pursuant to Section 162(m) of the Code, as discussed above.

      Under the terms of the ESPP, participants are required to pay to the Company any amounts necessary to satisfy any tax withholding determined by the Company to be required in connection with either the purchase or sale of shares acquired under the ESPP.

Recommendation by the Board of Directors

      The Board of Directors recommends that the proposed amendment to the ESPP be approved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Ken J. Bradley, a nominee for election as a director, is also currently Chief Executive Officer and a 15% shareholder of CoreSim, Inc., a privately held Canadian company specializing in advanced systems design analysis and product lifecycle management. During 2003, the Company purchased approximately $35,000 of design and engineering services from CoreSim, which exceeds 5% of CoreSim’s 2003 gross revenues. The Audit Committee of the Board of Directors has reviewed and approved the Company’s transactions with CoreSim.

COMPENSATION AND DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of the reports received by the Company during and with respect to fiscal 2003 and on written representations of certain reporting persons, no director, executive officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

HOUSEHOLDING OF MATERIALS

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing or calling the Company at the following address or phone number: RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Investor Relations or by calling (503) 615-7797. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      The Company’s bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to 5445 NE Dawson Creek Drive, Hillsboro, Oregon, Attention: Corporate Secretary. The bylaws prescribe the information to be contained in any such notice. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary not less than 50 days nor more than 75 days before the annual meeting, provided, however, that if less than 65 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the date of the meeting was mailed or public disclosure was made. The Company’s 2005 annual meeting of shareholders is expected to be held on May 17, 2005. Any notice relating to a shareholder proposal for the 2005 annual meeting, to be timely, must be received by the Company between March 3, 2005 and March 28, 2005. Shareholders wishing to submit proposals in compliance with Rule 14a-8 of the Securities Exchange Act of 1934, for inclusion in the Company’s proxy statement for the 2005 annual meeting of shareholders must submit the proposals for receipt by the Company not later than December 7, 2004.

DISCRETIONARY AUTHORITY

      Although the Notice of the Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

      For this year’s annual meeting of shareholders, if notice of a shareholder proposal to be raised at the annual meeting of shareholders is received at the principal executive offices of the Company before March 4, 2004 or after March 29, 2004 proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2005 annual meeting of shareholders, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of the Company before March 3, 2005 or after March 28, 2005 proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WE URGE SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

Julia A. Harper
Corporate Secretary

April 6, 2004

Hillsboro, Oregon

APPENDIX A

RADISYS CORPORATION

AUDIT COMMITTEE CHARTER

May 13, 2003

Purpose

      The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities relating to:

A. Corporate accounting, reporting practices of the Company, and the quality and integrity of the Company’s financial reports;

B. Compliance with legal and regulatory requirements and the maintenance of ethical standards by the Company;

C. The maintenance by the Company of effective internal controls; and

D. Independence and performance of the Company’s independent auditor.

Committee Membership

      The Committee shall consist of at least three (3) “financially literate” independent* members of the Board of Directors. At least one member of the Audit Committee will be an “audit committee financial expert” as defined by the rules and regulations of the SEC and under the Exchange Act. No inside directors will serve on the Audit Committee. Audit Committee members and the committee chairman shall be designated by the full board of directors.

Meetings

      The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management, the independent auditor, the Company’s outside counsel or the Committee’s counsel or other advisor to attend any meetings or to meet with any members of or consultants to the Committee to provide pertinent information as necessary.

      The committee shall meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

      The Committee shall maintain minutes or other records of meetings and activities of the Audit Committee and report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate. In addition, the Committee Chairman or delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

Committee Authority and Responsibilities

      In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the independent auditor and the Board of Directors. The independent auditor shall report directly to the Committee.

2. Recommend to the Board of Directors the independent auditor to be selected, review and approve the services and fees of the independent auditor, subject to de minimis exceptions for non-audit services, and review and approve any change in the independent auditors. The Committee may delegate to one or more members the authority to grant preapprovals of audit and permitted non-audit services and may establish pre-approval policies and procedures. The independent auditor shall not perform, nor shall the

Committee approve the performance by the independent auditor of services prohibited by the Exchange Act or other applicable laws, rules and regulations.

3. Review and approve the appointment of internal auditors, if any and discuss with management and the independent auditor the internal audit responsibilities, budget, staffing and performance review and any recommended changes in the planned scope of internal audit activities.

4. Review the independence, objectivity, effectiveness and relevant quality controls of the independent auditor, including: (a) receipt of periodic reports from the independent auditor regarding such auditors’ independence consistent with Independence Standards Board Standard 1, discussion of such reports with the auditor, and if so determined by the Audit Committee, taking or recommending that the full Board of Directors take appropriate action to oversee the independence of the auditor, which firm is ultimately accountable to the Audit Committee and the Board of Directors; (b) a review of management consulting services provided by and related fees paid to the independent auditor; and (c) rotation of audit partner and, if necessary auditing firm on a regular basis.

5. Inquire of management and the independent auditor about significant risks or exposures and review the steps management has taken to minimize such risk to the Company.

6. Review, in consultation with management and the independent auditor, in advance of the annual audit, the audit scope, plan, staffing and areas of audit focus.

7. Review periodically with the independent auditor:

a. The adequacy of the Company’s internal financial controls including computerized information systems controls and security.

b. Any related significant findings and recommendations of the independent auditor together with management’s responses thereto.

c. Any significant changes in the Company’s accounting principles or the methods of applying the Company’s accounting principles, as well as any significant judgments or alternative accounting treatments included in the financial results or any issues which required consultations with the independent auditor’s national office.

d. The independent auditor’s judgements about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting, including a comparison of the Company’s critical accounting policies with industry norms.

8. Review with management and the independent auditor:

a. The Company’s quarterly and annual financial statements and related footnotes, including disclosures made in management’s discussion and analysis, prior to the filing of the Quarterly and Annual reports on Forms 10Q and 10K.

b. The independent auditor’s audit of the financial statements and its report thereon.

c. Any significant changes required in the independent auditor’s audit plan and an understanding of audit procedures for quarterly financial statements.

d. Any significant difficulties or disputes with management encountered during the course of the audit.

e. The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

f. Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

9. Review with management:

a. Significant findings during the year and management’s responses thereto.

b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information, or any significant disagreements with management.

c. Any changes required in the planned scope of their audit plan, including matters required to be discussed by Statement on Auditing Standards No. 61 or any successor requirement, relating to the conduct of the audit.

10. Review the procedures and disclosure controls employed by the Company in preparing published financial statements and related management commentaries and review filings with the SEC containing the Company’s financial statements. Review any disclosures to the Committee by the Company’s principal executive officer and principal financial officer regarding any significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting.

11. Review with financial management and the independent auditor the Company’s quarterly earnings releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts other external agencies. Approve the earnings releases, prior to public disclosure. The Chair (or the Chair’s designee) of the committee may represent the entire committee for purposes of this review and approval.

12. Periodically review the Company’s major financial risk exposures and insurance coverages and the steps management has taken to monitor and control such exposures including risk assessment and risk management policies.

13. Periodically review policies and procedures with respect to the CEO’s expense accounts and perquisites, and consider the results of any review of these areas by the independent auditor.

14. Review periodically the Company’s code of conduct and recommend changes to the Board of Directors. Review with the independent auditor the results of their review of the Company’s monitoring of compliance with the code of conduct.

15. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and significant reports received from regulators.

16. Discuss with the Company’s internal and external legal counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

17. Review and approve all related party transactions on a timely basis.

18. Obtain reports from management and the independent auditor that the Company and its subsidiary/ foreign affiliated entities are in conformance with applicable legal requirements and the Company’s Code of Conduct. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

19. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting our auditing matters.

20. Require management to establish procedures for the receipt, retention and treatment of reports by the Company’s internal and external legal counsel regarding evidence of a material violation of an applicable federal or state securities law, material breach of fiduciary duty arising under federal or state law or similar material violation of any federal or state law by the Company or any officer, director, employee or agent of the Company.

21. Prepare the Audit Committee Report required by the SEC to be included in the annual proxy statement that describes the committee’s composition and general responsibilities. Review the proxy disclosure statement regarding the independence of the Committee members and the presence of an audit committee financial expert.

22. Review and update the committee’s charter at least annually and recommend any proposed changes to the Board for approval.

23. Review on an annual basis the Committee’s own performance.

24. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or other advisors to assist it in the conduct of any investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor or other advisors for services authorized by the Committee.

25. The committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

      The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

      * “independent”, for purposes of serving as a member of the Audit Committee, includes, among other things:

•	The members must meet the independence requirements of the Nasdaq Stock Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the rules and regulations of the Securities and Exchange Commission;

•	The member has not been employed by RadiSys or its affiliates in the current or past three years;

•	The member has not accepted or had any family member who has accepted any compensation from RadiSys or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, tax-qualified retirement plan benefits, or non-discretionary compensation), and has not accepted any consulting, advisory or other fees from the Company;

•	The member is not an immediate family member of an individual who is, or has been in the past three years, employed by RadiSys or its affiliates as an executive officer, and is not an affiliated person with ownership, control of employment by an entity owning 20% or more of the Company’s voting stock;

•	The member has not been a partner, controlling shareholder or an executive officer of any for-profit business organization to which RadiSys made, or from which it received, payments (other than those which arise solely from investments in RadiSys’ securities) that exceed five percent of RadiSys’ or the business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

•	The member has not been a partner or employee of the Company’s independent auditor during the past three years; or

•	The member has not been employed as an executive of another entity where any of RadiSys’ executives serve on that entity’s compensation committee.

APPENDIX B

RADISYS CORPORATION

1996 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED THROUGH MAY [13, 2003)] 18, 2004)(1)

I.	Purpose of Plan

      As a means by which Employees may share in the Company’s growth and success, RadiSys Corporation (the “Company”) believes that ownership of shares of its Common Stock by its Employees is desirable. To this end, and as an incentive to better performance and improved profits, the Company has established the RadiSys Corporation 1996 Employee Stock Purchase Plan (the “Plan”).

      The Company intends that the Plan will constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code.

II.	Definitions

      Terms that are capitalized within this document shall have the meanings as set forth in Exhibit A, unless otherwise specified within the text.

III.	Employee Participation

Participation

      Subject to the provisions of this Section III, an Employee may elect to participate in the Plan effective as of any Enrollment Date by completing and filing a Payroll Deduction Authorization Form as provided in Section IV. As of each Enrollment Date, the Company hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date.

Requirements for Participation

      A person shall become eligible to participate in the Plan on the first Enrollment Date on which that person meets the following requirements:

(a) The person is an Employee, and

(b) The person’s customary period of Employment is more than twenty (20) hours per week.

      Any eligible Employee may enroll in the Plan as of the Enrollment Date of any Offering by filing timely written notice of such participation, subject to the following provisions:

(i) In order to enroll in the Plan initially, an eligible Employee must complete, sign and submit to the Company the following forms:

(A) Payroll Deduction Authorization Form Must be received by the Company prior to 4:00 p.m., Pacific Time on the Enrollment Date of an Offering to be effective for that Offering.

(B) ESPP New Account Form This form must accompany the Payroll Deduction Authorization Form submitted for enrollment in the Plan. An ESPP New Account Form must be received by the Company prior to 4:00 p.m., Pacific Time on the Enrollment Date of an Offering to be effective for that Offering.

(ii) A Participant in an ongoing Offering may elect as of any Enrollment Date to enroll in the new Offering commencing on that Enrollment Date by filing a Payroll Deduction Authorization Form making

1 Double underscored text is new; text in brackets is to be deleted.

such election prior to 4:00 p.m. Pacific Time on the Enrollment Date. An election by a current Participant to enroll in a new Offering shall constitute a withdrawal, effective as of such Enrollment Date, from the ongoing Offering and simultaneous reenrollment in the new Offering. A reenrollment shall not affect the purchase of Shares under the ongoing Offering occurring on the Purchase Date immediately preceding the Enrollment Date. A Participant may make an ongoing election to reenroll on any Enrollment Date as of which the fair market value of the Shares for purposes of Section VI is less than it was as of the Enrollment Date for the Offering in which the Participant is currently participating. Unless otherwise specified by the Participant, any such ongoing reenrollment election shall be subject to revocation; provided, however, that to be effective to prevent reenrollment on any Enrollment Date, such revocation must be received by the Company prior to 4:00 p.m. Pacific Time on the Enrollment Date.

(iii) Absent withdrawal from the Plan pursuant to Section VII, a Participant will automatically be re-enrolled in the Offering commencing on the Enrollment Date immediately following the expiration of the Offering of which that person is then a Participant.

      A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when the Participant ceases to meet the eligibility requirements as defined above.

Limitations on Participation

      No Employee may obtain a right to purchase Shares under the Plan if, immediately after the right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of determining share ownership, the rules of Section 424(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not Vested, shall be treated as Shares owned by the Employee.

      No Employee may obtain a right to purchase Shares under the Plan that permits the Employee’s rights to purchase Shares under the Plan and any other employee stock purchase plan within the meaning of Section 423 of the Code of the Company or any parent or subsidiary of the Company to accrue at a rate which exceeds $25,000 in fair market value of Shares (determined as of the Enrollment Date) for each calendar year of the Offering. This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

      The maximum number of Shares that an Employee may purchase in an Offering shall not exceed 10,000 shares, no more than one-third of which may be purchased on any Purchase Date on or prior to August 15, 2000, and no more than one-sixth of which may be purchased on any Purchase Date after August 15, 2000.

Voluntary Participation

      Participation in the Plan shall be strictly voluntary.

IV.	Payroll Deductions

Payroll Deduction Authorization

      An Employee may contribute to the Plan only by means of payroll deductions. A Payroll Deduction Authorization Form must be filed with the Company’s stock administrator prior to 4:00 p.m. Pacific Time on the Enrollment Date as of which the payroll deductions are to take effect.

Amount of Deductions

      A Participant may specify that the person desires to make contributions to the Plan at a rate not less than 1% and not more than 15% of the Compensation paid to the Participant during each pay period in the Offering, or other such minimum or maximum percentages as the Plan Administrator shall establish from time to time; provided, however, that a Participant in any Offering that commenced prior to August 15, 2000 may not specify during that Offering contributions to the Plan of more than 10% of Compensation. Such specification shall apply during any period of continuous participation in the Plan, unless otherwise modified or terminated as provided in this Section IV or as otherwise provided in the Plan. If a payroll deduction cannot be made in whole or in part because the Participant’s pay for the period in question is insufficient to fund the deduction after having first withheld all other amounts deductible from that person’s pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent pay checks.

Commencement of Deductions

      Payroll deductions for a Participant shall commence on the Enrollment Date of the Offering for which that person’s Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in this Section IV or as otherwise provided in the Plan.

Accounts

      All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant’s Account since the last Purchase Date and the number of Shares purchased and delivered to the Custodian for deposit into the Participant’s Custodial Account.

Modification of Authorized Deductions

      A Participant may at any time increase or decrease the amount of that person’s payroll deduction effective for all applicable payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with the Company’s stock administrator in accordance with this Section IV; provided, however, that a Participant in any Offering that commenced prior to August 15, 2000 may not change the amount of that person’s payroll deduction more than three times during that Offering.

      A Participant may at any time discontinue the Participant’s payroll deductions, without withdrawing from the Plan, by completing an amended Payroll Deduction Authorization Form and filing it with the Company’s stock administrator. Previous payroll deductions will then be retained in the Participant’s Account for application to purchase Shares on the next Purchase Date, after which the Participant’s participation in the Offering and in the Plan will terminate unless the participant has timely filed another Payroll Deduction Authorization Form to resume payroll deductions.

      For purposes of the above, an amended Payroll Deduction Authorization form shall be effective for a specific pay period when filed 7 days prior to the last day of such payroll period; provided, however, that for a Participant in any Offering that commenced prior to August 15, 2000 an amended Payroll Deduction Authorization form shall be effective for a specific pay period during that Offering when filed 15 days prior to the last day of such payroll period.

V.	Custody of Shares

Delivery and Custody of Shares

      Shares purchased pursuant to the Plan shall be delivered to and held by the Custodian.

Custodial Account

      As soon as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant’s Account. The Shares will be held in a Custodial Account specifically established for this purpose. An Employee must open a Custodial Account with the Custodian in order to be eligible to purchase Shares under the Plan. In order to open a Custodial Account, the Participant must complete an ESPP New Account Form and file it with the stock administrator prior to 4:00 p.m. Pacific Time on the Enrollment Date of the Offering as of which the enrollment is to take effect; provided, however, that an

ESPP New Account Form that effects a change in the status of the Custodial Account may be filed at any time during participation in the Plan.

Transfer of Shares

      Upon receipt of appropriate instructions from a Participant on forms provided for that purpose, the Custodian will transfer into the Participant’s own name all or part of the Shares held in the Participant’s Custodial Account and deliver such Shares to the Participant.

Statements

      The Custodian will deliver to each Participant a semi-annual statement showing the activity of the Participant’s Custodial Account and the balance as to both Shares and cash. Participants will be furnished such other reports and statements, and at such intervals, as the Custodian and Plan Administrator shall determine from time to time.

VI.	Purchase of Shares

Purchase of Shares

      Subject to the limitations of Section VII, on each Purchase Date in an Offering, the Company shall apply the amount credited to each Participant’s Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in this Section VI, and shall promptly deliver such Shares to the Custodian for deposit into the Participant’s Custodial Account. Payment for Shares purchased under the Plan will be made only through payroll withholding deductions in accordance with Section IV.

Price

      The price of Shares to be purchased on any Purchase Date shall be the lower of:

(a) Eighty-five percent (85%) of the fair market value of the Shares on the Enrollment Date of the Offering; or

(b) Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

Fair Market Value

      The fair market value of the Shares on any date shall be equal to the closing trade price of such shares on the Valuation Date, as reported on the NASDAQ National Market System or such other quotation system that supersedes it.

Unused Contributions

      Any amount credited to a Participant’s Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant’s Account for application on the next succeeding Purchase Date.

VII.	Termination and Withdrawal

Termination of Employment

      Upon termination of a Participant’s Employment for any reason other than death, the payroll deductions credited to such Participant’s Account shall be returned to the Participant. A Participant shall have no right to accrue Shares upon termination of the person’s Employment.

Termination Upon Death

      Upon termination of the Participant’s Employment because of that person’s death, the payroll deductions credited to that person’s Account shall be used to purchase Shares as provided in Section VI on the next

Purchase Date. Any Shares purchased and any remaining balance shall be transferred to the deceased Participant’s Beneficiary, or if none, to that person’s estate.

Designation of Beneficiary

      Each Participant may designate, revoke, and redesignate Beneficiaries. All changes to designation of Beneficiary shall be in writing and will be effective upon delivery to the Plan Administrator.

Withdrawal

      A Participant may withdraw the entire amount credited to that individual’s Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Company, but in no case may a Participant withdraw accounts within the 15 days immediately preceding a Purchase Date for the Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal and no further payroll deductions shall be made from the person’s Compensation unless a Payroll Deduction Authorization Form directing further deductions is or has been submitted.

Status of Custodial Account

      Upon termination of a Participant’s Employment for any reason other than death, the Participant may,

(a) Elect to retain with the Custodian the Shares held in the Participant’s Custodial Account. The Participant will bear the cost of any annual fees resulting from maintaining such an account.

(b) Request issuance of the Shares held in the Participant’s Custodial Account by submitting to the Custodian the appropriate forms provided for that purpose.

      Upon termination of a Participant’s Employment as a result of death, any Shares held by the Custodian for the Participant’s Account shall be transferred to the person(s) entitled thereto under the laws of the state of domicile of the Participant upon a proper showing of authority.

VIII.	Shares Purchased Under the Plan

Source and Limitation of Shares

      The Company has reserved for sale under the Plan [2,750,000] 3,450,000 shares of common stock, subject to adjustment upon changes in capitalization of the Company as provided in Section X. Shares sold under the Plan may be newly issued Shares or Shares reacquired in private transactions or open market purchases, but all Shares sold under the Plan regardless of source shall be counted against the [2,750,000] 3,450,000 Share limitation.

      If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Company prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant’s Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby. Any amount remaining in a Participant’s Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. Determination by the Plan Administrator in this regard shall be final, binding and conclusive on all persons. No deductions shall be permitted under the Plan at any time when no Shares are available.

Delivery of Shares

      As promptly as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant’s Account.

Interest in Shares

      The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Company to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Company. After the purchase of Shares, the Participant shall be entitled to all rights of a stockholder of the Company.

IX.	Administration

Plan Administrator

      At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors. Each member of the Committee shall be either a director, an officer or an Employee of the Company. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until that person dies, resigns or is removed by the Board of Directors.

Powers

      The Plan Administrator shall be vested with full authority to make, administer and interpret the rules and regulations as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, binding and conclusive upon all Participants and any and all other persons claiming under or through any Participant. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

X.	Changes in Capitalization, Merger, Etc.

Rights of the Company

      The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or other changes in its capital or business structure or to merge, consolidate or dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

Recapitalization

      Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section VIII and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company.

Consolidation or Merger

      In the event of the consolidation or merger of the Company with or into any other business entity, or sale by the Company of substantially all of its assets, the successor may at its discretion continue the Plan by adopting the same by resolution of its Board of Directors or agreement of its partners or proprietors. If, within 90 days after the effective date of a consolidation, merger, or sale of assets, the successor corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section XIII.

XI.	Termination of Employment

Leave

      A person’s Employment shall not terminate on account of an authorized leave of absence or sick leave, or on account of a military leave described in this Section XI, or a direct transfer between Employers, provided such leave does not exceed 90 days or, if longer, so long as the person’s right to reemployment is guaranteed by statute or by contract. Failure to return to work upon expiration of any leave of absence or sick leave shall be considered a resignation effective as of the expiration of such leave of absence or sick leave.

Military Leave

      Any Employee who leaves the Employer directly to perform services in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling the Employee to reemployment rights provided by the laws of the United States, shall be on military leave. An Employee’s military leave shall expire if the Employee voluntarily resigns from the Employer during the leave or if that person fails to make an application for reemployment within a period specified by such law for preservation of employment rights. In such event, the individual’s Employment shall terminate by resignation on the day the military leave expires.

XII.	Stockholder Approval and Rulings

      The Plan is expressly made subject to (a) the approval of the Plan within twelve (12) months after the Plan is adopted by the stockholders of the Company and (b) at the Company’s election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted and if, at the election of the Company a ruling from the Internal Revenue Service is sought but not received on or before one year after this Plan’s adoption by the Board of Directors, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to the Participant.

XIII.	Miscellaneous Provisions

Amendment and Termination of the Plan

      The Board of Directors of the Company may at any time amend the Plan. Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares without prior approval of the stockholders of the Company if the amendment would:

(i) Permit the sale of more Shares than are authorized under Section VIII;

(ii) Permit the sale of Shares to employees of entities which are not Employers;

(iii) Materially increase the benefits accruing to Participants under the Plan; or

(iv) Materially modify the requirements as to eligibility for participation in the Plan.

      The Plan is intended to be a permanent program, but the Company reserves the right to declare the Plan terminated at any time. Upon such termination, amounts credited to the Accounts of the Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

Non-Transferability

      Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section VII, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Company may treat any such act as an election to withdraw funds in accordance with Section VII. A Participant’s rights to purchase Shares under the Plan are exercisable during the Participant’s lifetime only by the Participant.

Use of Funds

      All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate the payroll deductions.

Expenses

      All expenses of administering the Plan shall be borne by the Company. The Company will not pay expenses, commissions or taxes incurred in connection with sales of Shares by the Custodian at the request of a Participant. Expenses to be paid by a Participant will be deducted from the proceeds of sale prior to remittance.

Tax Withholding

      Each Participant who has purchased Shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Employer in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Employer to be required. If the Employer determines that additional withholding is required beyond any amounts deposited at the time of purchase, the Participant shall pay such amount to the Employer on demand. If the Participant fails to pay the amount demanded, the Employer may withhold that amount from other amounts payable by the Employer to the Participant, including salary, subject to applicable law.

No Interest

      No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant’s Account.

       Registration and Qualification of Shares

      The offering of Shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

       Responsibility and Indemnity

      Neither the Company, its Board of Directors, the Custodian, nor any member, officer, agent or employee of any of them, shall be liable to any Participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

       Plan not a Contract of Employment

      The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for or an inducement or a condition of employment of an Employee. Except as otherwise required by law, or any applicable collective bargaining agreement, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to any Employee, Participant, or Beneficiary. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

       Service of Process

      The Secretary of the Company is hereby designated agent for service or legal process on the Plan.

       Notice

      All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Company prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

       Governing Law

      The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance with it. To the extent state law is applicable, the laws of the State of Oregon shall apply.

       References

      Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

EXHIBIT A

DEFINITIONS

ACCOUNT	shall mean each separate account maintained for a Participant under the Plan collectively or singly as the context requires. Each Account shall be credited with a Participant’s contributions, and shall be charged for the purchase of Shares. A Participant shall be fully vested in the cash contributions to that person’s Account at all times. The Plan Administrator may create special types of Accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

BENEFICIARY	shall mean a person or entity entitled under Section VII of the Plan to receive Shares purchased by, and any remaining balance in, a Participant’s Account on the Participant’s death.

BOARD OF DIRECTORS	shall mean the Board of Directors of the Company.

CODE	shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any future tax code.

COMMITTEE	shall mean the Committee appointed by the Board of Directors in accordance with Section IX of the Plan.

COMPENSATION	shall mean the total cash compensation (except as otherwise set forth below), before tax withholding, paid to an Employee in the period in question for services rendered to the Employer by the Employee. Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred or cafeteria plan that is maintained by the Employer and that is intended to be qualified under Section 401(k) or 125 of the Code. An Employee’s Compensation shall not include severance pay, hiring or relocation bonuses, or pay in lieu of vacations or sick leave.

COMMON STOCK	shall mean the common stock of the Company.

COMPANY	shall mean RadiSys Corporation, an Oregon Corporation.

CUSTODIAN	shall mean the investment or financial firm appointed by the Plan Administrator to hold all Shares pursuant to the Plan.

CUSTODIAL ACCOUNT	shall mean the account maintained by the Custodian for a Participant under the Plan.

DISABILITY	shall refer to a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of twelve (12) months or more and which causes the Employee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an Employee of the Company. Disability shall be deemed to have occurred on the first day after the Company and two independent physicians have furnished their opinion of Disability to the Plan Administrator.

EMPLOYEE	shall mean an individual who renders services to the Employer pursuant to an employment relationship with such Employer. A person rendering services to an Employer purportedly as an inde-

pendent consultant or contractor shall not be an Employee for purposes of the Plan.

EMPLOYER	shall mean, collectively, the Company and its Subsidiaries or any successor entity that continues the Plan. All Employees of entities which constitute the Employer shall be treated as employed by a single company for all purposes of the Plan.

EMPLOYMENT	shall mean the period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Section XI.

ENROLLMENT DATE	shall mean the first day of each Offering.

ESPP NEW ACCOUNT FORM	shall mean the form provided by the Company on which a Participant shall elect to open an Account with the Custodian and authorize delivery to the Custodian of all Shares issued for the Participant’s Account.

OFFERING	until August 15, 2000 shall mean any one of the separate overlapping eighteen (18) month periods commencing on February 15 and August 15 of each calendar year under the Plan other than calendar year 1999; in calendar year 1999, the first Offering shall be a period commencing on June 12, 1999 and ending on August 15, 2000, and the second Offering shall be the eighteen (18) month period commencing on August 15, 1999. Beginning with the Offering that commences on August 15, 2000, Offering shall mean any one of the separate overlapping eighteen (18) month periods commencing on February 15, May 15, August 15 and November 15 of each calendar year under the Plan.

PARTICIPANT	shall mean any Employee who is participating in any Offering under the Plan pursuant to Section III.

PAYROLL DEDUCTION AUTHORIZATION FORM	shall mean the form provided by the Company on which a Participant shall elect to participate in the Plan and the Offering under the Plan and designate the percentage of that individual’s Compensation to be contributed to that individual’s Account through payroll deductions.

PLAN	shall mean this document.

PLAN ADMINISTRATOR	shall mean the Board of Directors or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board of Directors, as described in Section IX.

PURCHASE DATE	until August 15, 2000 shall mean the last day of the sixth, twelfth and eighteenth one-month periods of the Offering, except for the Offering beginning on June 12, 1999, in which Offering the Purchase Dates shall be August 14, 1999, February 14, 2000 and August 14, 2000. Beginning on August 15, 2000, for all then pending Offerings and any Offerings commenced on or after that date, Purchase Date shall mean the last day of the third, sixth, ninth, twelfth, fifteenth and eighteenth one-month periods of each Offering. Accordingly, since after August 15, 2000 the Enrollment Dates occur on February 15, May 15, August 15 and November 15 of each year, Purchase Dates shall occur on February 14, May 14, August 14 and November 14 of each year beginning with November 14, 2000.

RETIREMENT	shall mean a Participant’s termination of Employment on or after attaining the age of 65 or after the Plan Administrator has determined that the individual has suffered a Disability.

SHARE	shall mean one share of Common Stock.

SUBSIDIARIES	shall mean any corporation in which at least eighty percent (80%) or more of the total combined voting power of all classes of stock are owned directly or indirectly by RadiSys Corporation.

VALUATION DATE	shall mean the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under Section VI (that is, the Enrollment Date or the applicable Purchase Date). If the Enrollment Date or the Purchase Date is not a date on which the fair market value may be determined in accordance with Section VI, the Valuation Date shall be the first day prior to the Enrollment Date or the Purchase Date, as applicable, for which such fair market value may be determined.

VESTED	shall mean non-forfeitable.

PROXY

PROXY SOLICITED BY BOARD OF DIRECTORS
RADISYS CORPORATION
Annual Meeting, May 18, 2004

PLEASE SIGN AND RETURN THIS PROXY

     The undersigned hereby appoints Scott C. Grout and Julia A. Harper, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of RadiSys Corporation (the “Company”) on May 18, 2004 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

(Continued and to be signed on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

The Annual Meeting of Shareholders of RadiSys Corporation will be held on May 18, 2004 at 8:30 am., Pacific Daylight Time, at the corporate headquarters at 5445 NE Dawson Creek Drive, Hillsboro, Oregon.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR all	WITHHOLD
1.	Election of Directors:	nominees	AUTHORITY
		except as	to vote for
		marked to the	all nominees
01	C. Scott Gibson	contrary below.	listed below.
02	Scott C. Grout	☐	☐
03	Ken J. Bradley
04	Richard J. Faubert
05	Dr. William W. Lattin
06	Kevin C. Melia
07	Carl W. Neun
08	Jean-Pierre D. Patkay

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the Audit Committee’s appointment of PriceWaterhouseCoopers LLP as the Company’s independent auditors.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to amend the Company’ 1996 Employee Stock Purchase Plan to add an additional 700,000 shares that may be issued under this plan.	☐	☐	☐

4.	Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted for proposals 1, 2 and 3. The proxies may vote in their discretion as to other matters that may come before this meeting.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself—the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in “street name” by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

Signature	Signature	Date

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

▲ Detach here from proxy voting card ▲